UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005

GoRemote Internet Communications, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27871	77-0368092
(Commission File Number)	(IRS Employer Identification No.)

1421 McCarthy Blvd., Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 955-1920

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Material Agreements.

On September 29, 2005, the Compensation Committee of the Board of Directors of GoRemote Internet Communications, Inc. (“Company”) adopted guidelines for executive officer incentive compensation, effective for the Company’s 2006 fiscal year.  The participating executive officers and their titles, and a brief description of the material terms and conditions of this compensation arrangement, appear in Exhibit 10.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

On September 29, 2005, the Compensation Committee also authorized the Company to enter into change-of-control arrangements with its executive officers as an incentive for them to continue their employment by the Company. The participating executive officers and their titles, and a brief description of the material terms and conditions of these arrangements, appear in Exhibit 10.02 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit No.	Description

10.01	Summary of GoRemote Executive Incentive Guidelines

10.02	Description of Change-of-Control Arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoRemote Internet Communications, Inc.

Date: October 5, 2005	By:	/s/ David L. Teichmann
David L. Teichmann, Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.01	Summary of GoRemote Executive Incentive Guidelines

10.02	Description of Change-of-Control Arrangements